Exhibit 10.34

TERMS AND CONDITIONS

AWARD NOTICE AND AGREEMENT FOR

2008 PERFORMANCE SHARE GRANT

Beckman Coulter, Inc. maintains its 2007 Long-Term Performance Plan (the “Plan”) which is incorporated into and forms a part of the Award Notice and Agreement (“Award Agreement”) and under which this award of performance shares (the “Award”) is made. These Terms and Conditions are also incorporated into and form a part of the Award Agreement. Unless otherwise expressly defined herein, all capitalized terms used in the Award Agreement shall have the same meaning assigned them in the Plan. The pronoun “you” used in this document refers to the grantee (or, as applicable, to the legal representative or other person or persons entitled to exercise under provisions relating to the death or incapacity of the grantee).

1. Performance Share. As used herein, the term “Performance Share” shall mean a non-voting unit of measurement which is deemed for bookkeeping purposes to be equivalent to one outstanding Common Share of the Company (subject to adjustment as provided in Section 7.2 of the Plan) solely for purposes of the Plan and the Award Agreement. The Performance Shares subject to the Award shall be used solely as a device for the determination of the payment to eventually be made to you if such Performance Shares vest pursuant to Section 2. The Performance Shares shall not be treated as property or as a trust fund of any kind.

2. Vesting. Subject to Section 7 below, the Award shall vest and become nonforfeitable with respect to 100% of the total number of your Performance Shares (subject to adjustment under Section 7.2 of the Plan) on February 6, 2011 (the “Vesting Date”), provided that the performance share measure set forth in Exhibit A attached hereto is achieved and subject to accelerated vesting as provided therein.

3. Continuance of Employment. The vesting schedule requires continued employment through each applicable vesting date as a condition to the vesting of the applicable installment of the Award and the rights and benefits under the Award Agreement. Employment for only a portion of any vesting period, even if a substantial portion, will not entitle you to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a termination of employment as provided in Section 7 below or under the Plan.

Nothing contained in the Award Agreement or the Plan constitutes a continued employment commitment by the Company, affects your status as an employee at will who is subject to termination without cause, confers upon you any right to remain employed by the Company or any subsidiary, interferes in any way with the right of the Company or any subsidiary at any time to terminate such employment, or affects the right of the Company or any subsidiary to increase or decrease your compensation from the rate in existence at any time.

4. Limitations on Rights Associated with Performance Shares. You shall have no rights as a stockholder of the Company, no dividend rights and no voting rights, with respect to your Performance Shares and any Common Shares underlying or issuable in respect of such Performance Shares until such Common Shares are actually issued to and held of record by you. No adjustments will be made for dividends or other rights of a holder for which the record date is prior to the date of issuance of the stock certificate.

5. Restrictions on Transfer. Neither the Award, nor any interest therein or amount or shares payable in respect thereof may be sold, assigned, transferred, pledged or otherwise disposed of, alienated or encumbered, either voluntarily or involuntarily. The transfer restrictions in the preceding sentence shall not apply to (a) transfers to the Company, or (b) transfers by will or the laws of descent and distribution.

6. Timing and Manner of Payment of Performance Shares. On or as soon as administratively practical following the Vesting Date (and in all events not later than two and one-half months after the Vesting Date), the Company shall deliver to you a number of Common Shares (either by delivering one or more certificates for such shares or by entering such shares in book entry form, as determined by the Company in its discretion) equal to the number of Performance Shares subject to the Award that vest on the applicable vesting date, unless such Performance Shares terminate prior to the given vesting date pursuant to Section 7 and in any event subject to Section 8. The Company’s obligation to deliver Common Shares is subject to the condition precedent that you (or other person entitled under the Plan to receive any shares with respect to the vested Performance Shares) deliver to the Company any representations or other documents or assurances required pursuant to Section 10.1 of the Plan and that the Administrator has certified that the applicable performance goals have been achieved. You shall have no further rights with respect to any Performance Shares that are paid or that are terminated pursuant to Section 7.

7. Effect of Termination of Employment.

(a) Your Performance Shares shall terminate to the extent such shares have not become vested prior to the date you are no longer employed by the Company or one of its subsidiaries, regardless of the reason for the termination of your employment by the Company or a subsidiary, whether with or without cause, voluntarily or involuntarily. Notwithstanding the foregoing sentence, if your employment terminates as a result of your death, Total Disability or Retirement (as such terms are defined below), (i) your Performance Shares shall be subject to pro-rata vesting such that the number of Performance Shares subject to the Award that shall become vested as of the conclusion of the performance period identified on Exhibit A hereto (the “performance period”) shall equal (A) the number of Performance Shares subject to the Award that would have vested as of the conclusion of the performance period in accordance with Section 2 above (assuming no termination of employment had occurred), multiplied by (B) a fraction, the numerator of which shall be the number of whole months (measured from the date of grant of your Performance Shares) during the Vesting Period (as defined below) you were employed by the Company or one of its subsidiaries, and the denominator of which shall be the number of whole months in the Vesting Period; and (ii) any Performance Shares subject to the Award that do not vest in accordance with the foregoing clause (i) shall terminate as of the last day of the performance period. If you are employed by one of the Company’s subsidiaries and that entity ceases to be a subsidiary of the Company, such event shall be deemed to be a termination of your employment for purposes of the Award Agreement, unless you otherwise continue to be employed by the Company or another of its subsidiaries following such event. If any Performance Shares are terminated hereunder, such Performance Shares shall automatically terminate and be cancelled as of the applicable termination date without payment of any consideration by the Company and without any other action by you or your beneficiary or personal representative, as the case may be.

(b) For purposes of the Award, “Retirement” shall mean termination from employment on or following the date (1) you have completed five or more years of service and (2) your whole years of age plus whole years of service total 65 or more. If you are eligible on the termination date to participate in the Beckman Coulter, Inc. Pension Plan, the Beckman Coulter, Inc. Retirement Account Plan or the Retirement Plus program under the Beckman Coulter, Inc. Savings Plan, “years of service” in the preceding sentence shall mean years of service as calculated for vesting purposes in the applicable plan. If you are not eligible on the termination date to participate in the Beckman Coulter, Inc. Pension Plan, the Beckman Coulter, Inc. Retirement Account Plan or the Retirement Plus program under the Beckman Coulter, Inc. Savings Plan, “years of service” shall mean complete years of service with the Company and its Subsidiaries determined according to your anniversary date maintained by the Company; provided that if your employment with the Company and its subsidiaries began as a result of an acquisition by the Company or one of its subsidiaries, your years of service shall be determined using the acquisition date. For purposes of the Award, “Total Disability” shall mean termination of employment as a result of a medically determinable physical or mental impairment of a potentially permanent character which prevents you from engaging in any substantial gainful employment. For purposes of the Award, the “Vesting Period” is the period of time commencing on the date of grant of your Performance Shares through and including the Vesting Date.

8. Adjustments Upon Specified Events. Upon the occurrence of certain events relating to the Company’s stock contemplated by Section 7.2 of the Plan, the Administrator shall make adjustments if appropriate in the number of Performance Shares and the number and kind of securities that may be issued in respect of the Award. The Administrator may accelerate payment and vesting of the Performance Shares in accordance with Section 7 of the Plan. Furthermore, the Administrator shall adjust the performance measures and performance goals referenced on Exhibit A hereto to the extent (if any) it determines that the adjustment is necessary or advisable to preserve the intended incentives and benefits to reflect (1) any material change in corporate capitalization, any material corporate transaction (such as a reorganization, combination, separation, merger, acquisition, or any combination of the foregoing), or any complete or partial liquidation of the Company, (2) any change in accounting policies or practices, (3) the effects of any special charges to the Company’s earnings, or (4) any other similar special circumstances.

9. Tax Withholding. Subject to Section 5.7 of the Plan, upon any distribution of Common Shares in respect of the Performance Shares, the Company shall, to the extent it is legally permitted to do so, automatically reduce the number of shares to be delivered by (or otherwise reacquire) the appropriate number of whole shares, valued at their then fair market value (with the “fair market value” of such shares determined in accordance with the applicable provisions of the Plan), to satisfy any withholding obligations of the Company or its subsidiaries with respect to such distribution of shares at the minimum applicable withholding rates unless you have made other arrangements approved by the Administrator to provide for such withholding. In the event that the Company cannot legally satisfy such withholding obligations by such reduction of shares, or in the event of a cash payment or any other withholding event in respect of the Performance Shares, the Company (or a subsidiary) shall be entitled to require a cash payment by you or on your behalf and/or to deduct from other compensation payable to you any sums required by federal, state or local tax law to be withheld with respect to such distribution or payment.

10. Notices. Any notice to be given under the terms of the Award Agreement shall be in writing and addressed to the Company at its principal office to the attention of the Secretary, and to you at your last address reflected on the Company’s records, or at such other address as either party may hereafter designate in writing to the other. Any such notice shall be given only when received, but if you are no longer an employee of the Company or a Subsidiary, shall be deemed to have been duly given by the Company when enclosed in a properly sealed envelope addressed as aforesaid, registered or certified, and deposited (postage and registry or certification fee prepaid) in a post office or branch post office regularly maintained by the United States Government.

11. Plan. The Award and all of your rights under the Award Agreement are subject to, and you agree to be bound by, all of the terms and conditions of the provisions of the Plan, incorporated herein by reference. In the event of a conflict or inconsistency between the terms and conditions of the Award Agreement and of the Plan, the terms and conditions of the Plan shall govern. You acknowledge having read and understanding the Plan, the Prospectus for the Plan, and the Award Agreement. Unless otherwise expressly provided in other sections of the Award Agreement, provisions of the Plan that confer discretionary authority on the Administrator do not (and shall not be deemed to) create any rights in you unless such rights are expressly set forth herein or are otherwise in the sole discretion of the Administrator so conferred by appropriate action of the Administrator under the Plan after the date hereof.

12. Entire Agreement. The Award Agreement and the Plan together constitute the entire agreement and supersede all prior understandings and agreements, written or oral, of the parties hereto with respect to the subject matter hereof. The Plan and the Award Agreement may be amended pursuant to Section 8 of the Plan. Such amendment must be in writing and signed by the Company. The Company may, however, unilaterally waive any provision hereof in writing to the extent such waiver does not adversely affect your interests hereunder, but no such waiver shall operate as or be construed to be a subsequent waiver of the same provision or a waiver of any other provision hereof.

13. Limitation on Grantee’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. The Award Agreement creates only a contractual obligation on the part of the Company as to amounts payable and shall not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets. You shall have only the rights of a general unsecured creditor of the Company (or applicable Subsidiary) with respect to amounts credited and benefits payable, if any, with respect to your Performance Shares, and rights no greater than the right to receive the Common Shares (or equivalent value) as a general unsecured creditor with respect to your Performance Shares, as and when payable hereunder.

14. Section Headings. The section headings of the Award Agreement are for convenience of reference only and shall not be deemed to alter or affect any provision hereof.

15. Governing Law. The Award Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without regard to conflict of law principles there under.

16. Construction. The Award Agreement shall be construed and interpreted to comply with Section 409A of the Code. The Company reserves the right to amend the Award Agreement to the extent it reasonably determines is necessary in order to preserve the intended tax consequences of the Award in light of Section 409A of the Code and any regulations or other guidance promulgated there under.

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